POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Scott W. Hamer and Donald

H. Fischer and each of them, the undersigned's true and lawful attorneys-in-

fact and agents, with full power of substitution and resubstitution, to:

 (1) execute for and on behalf of the undersigned, with respect to the undersigned's holdings of and transactions in securities issued by Community Financial Shares, Inc., any of Forms 3,

4 and 5 (the "Forms") in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended (the "1934

Act"), and the rules promulgated thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of the Forms and the timely filing of the Forms with the United States Securities and Exchange Commission and

any other authority, including the filing of Form ID; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by,

the undersigned, it being understood that the documents

executed by an attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

 The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934

Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by

Community Financial Shares, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 19 day of October, 2005.

      William F. Behrmann_____

       [Name]

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